Exhibit 4.5
NIKOLA CORPORATION,
as the Company,
NIKOLA SUBSIDIARY CORPORATION,
as Guarantor
AND
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
THIRD SUPPLEMENTAL INDENTURE
June 23, 2023
8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026
THIRD SUPPLEMENTAL INDENTURE, dated as of June 23, 2023 (this “Supplemental Indenture”), among NIKOLA CORPORATION, a Delaware corporation, as issuer (the “Company”), NIKOLA SUBSIDIARY CORPORATION, a Delaware corporation, as guarantor (the “Guarantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), as trustee (the “Trustee”), to the Indenture, dated as of June 1, 2022, as amended and supplemented by that certain First Supplemental Indenture, dated as of April 3, 2022 and that certain Second Supplemental Indenture, dated as of April 10, 2023 (the “Original Indenture” and, as amended, supplemented and otherwise modified by this Supplemental Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee.
WHEREAS, the Company and the Guarantor have heretofore executed and delivered the Original Indenture, pursuant to which the Company issued its 8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026 (the “Notes”) and the Guarantor guaranteed the Notes;
WHEREAS, the Company has solicited consents (each a “Consent” and collectively the “Consents”) from each of the Holders to amend, supplement and otherwise modify the Original Indenture and the Notes as set forth in Article II of this Supplemental Indenture (the “Amendments”) upon the terms and subject to the conditions set forth in such Consents;
WHEREAS, Section 10.02 of the Original Indenture provides that the Company, the Guarantor and the Trustee may amend, supplement and otherwise modify the Original Indenture to make certain changes with the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding and certain other changes with the consent of each Holder of the Notes then outstanding, including the release of the Note Guarantee of any Guarantor except as provided in the Indenture;

WHEREAS, the Company has received and delivered to the Trustee written evidence of the Consents from each of the Holders of the Notes outstanding to effect the Amendments;
WHEREAS, the Board of Directors of the Company by resolutions adopted on June 21, 2023 has duly authorized, on behalf of the Company, this Supplemental Indenture;
WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee has received an Officer’s Certificate and an Opinion of Counsel as contemplated by Section 10.05 of the Original Indenture; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and has satisfied all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms.
WITNESSETH:
NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions in this Supplemental Indenture. Unless otherwise specified herein or the context otherwise requires:
(a)    a term defined in the Original Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended or supplemented pursuant to this Supplemental Indenture;
(b)    the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular;
(c)    unless otherwise stated, a reference to a Section or Article is to a Section or Article of this Supplemental Indenture; and
(d)    the titles and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
ARTICLE II
AMENDMENTS TO THE ORIGINAL INDENTURE
Section 2.1.    Section 4.11 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.11. Limitation on Subsidiary Guarantees. The Company will not permit any of its Subsidiaries, directly or indirectly, to Guarantee any Debt, other than (a) Guarantees of (i) Notes permitted by Section 2.01 of this Indenture (so long as such Subsidiary has Guaranteed all Notes issued under this Indenture), (ii) any notes issued pursuant to that certain Indenture by and among the Company, the guarantors party thereto from time to time and U.S. Bank, as trustee, dated as of April 11, 2023, as may be amended, supplemented or otherwise modified from time to time, and (iii) any notes issued pursuant to that certain Indenture by and among the Company, the guarantors party thereto from time to time and U.S. Bank, as trustee, dated as of June 23, 2023 as may be amended, supplemented or otherwise modified from time to time, (b) Debt secured by a Lien permitted by Section 4.10, so long as such Subsidiary has Guaranteed the Notes (for the avoidance of doubt, if Section 4.10 is no longer in effect as a result of the second sentence thereof, this clause (b) shall be changed to read “Debt secured by a Lien, so long as such Subsidiary has Guaranteed the Notes”), and (c) Guarantees pursuant to contractual obligations existing as of the date of the Investment Agreement (which, for the avoidance of doubt, shall include any Guarantee of Debt of Nikola Iveco Europe Gmbh).
Section 2.2.    Romeo Power, Inc. (a) is hereby released as a Guarantor under the Indenture, its Note Guarantee and the notation of such Note Guarantee on the Notes, if any, and (b) shall be deemed to be an Immaterial Subsidiary.
ARTICLE III
MISCELLANEOUS
Section 3.1.    Operativeness of Amendments. This Supplemental Indenture will become effective immediately upon its execution and delivery by the parties hereto.
Section 3.2.    Ratification of Original Indenture. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.
Section 3.3.    No Responsibility for Recitals, Etc. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, indemnities, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though set forth in full herein.
Section 3.4.    Governing Law. THIS SUPPLEMENTAL INDENTURE AND AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 3.5.    Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or such other electronic means shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Supplemental Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Supplemental Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

NIKOLA CORPORATION

By:	/s/ Anastasiya Pasterick
Name: Anastasiya Pasterick
Title: Chief Financial Officer

NIKOLA SUBSIDIARY CORPORATION,
as Guarantor

By:	/s/ Anastasiya Pasterick
Name: Anastasiya Pasterick
Title: Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Brandon Bonfig
Name: Brandon Bonfig
Title: Vice President
[Signature Page to Third Supplemental Indenture]